UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 25, 2007

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1556195

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514

(Address of Principal Executive Offices)	(Zip Code)

(716) 625-7500
(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry Into or Termination of a Material Definitive Agreement

On July 25, 2007, First Niagara Financial Group (the “Company”) entered into a purchase agreement with Legacy Banks of Pittsfield, Massachusetts, whereby Legacy Banks agreed purchase five branches from the Company under terms set forth in the agreement. These branches currently hold approximately $83.5 million in deposits for which Legacy will pay a weighted average premium of 12.75%.

A copy of this agreement is included as exhibit 99.1 to this report.

Item 2.02	Results of Operations and Financial Condition

On July 25, 2007, First Niagara Financial Group, Inc. issued a press release which disclosed earnings results for the quarter ended June 30, 2007. In addition the Board of Directors declared a regular quarterly cash dividend of $0.14 per share, payable on August 21, 2007, to stockholders of record on August 7, 2007.

A copy of the press release is included as exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	Purchase agreement dated July 25, 2007
99.2	Press release dated July 25, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: July 31, 2007	By:	/s/ Michael W. Harrington

Michael W. Harrington
Chief Financial Officer
(Duly authorized representative)